Exhibit 10.1

MATURITY DATE EXTENSION

Reference is made to that certain Secured Promissory Note (“Note”) dated as of May __, 2012 by Genesis Biopharma, Inc. (the “Company”) in favor of ______________ (the “Holder”) in the initial principal amount of $___________.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Note.

In accordance with Section 1(e) of the Note, the Holder hereby agrees that the Maturity Date of the Note is hereby extended to September 30, 2012.  However, if the Company does not obtain a similar extension from the holders of all other Notes, or if the Company defaults under any other debt or financial obligation, ceases operations or files bankruptcy, then this Note, at the Holder’s option, will accelerate and become immediately due.  The Holder represents and warrants to the Company that it has the proper authority to enter into this extension, that such extension has been duly authorized by the Holder, and that the Holder has not transferred or assigned any rights in the Note.

Except with respect to the extension of the Maturity Date as described above, all of the terms and conditions of the Note shall remain in full force and effect, except that all references to the “Note” shall mean and include the Note as amended hereby.

IN WITNESS WHEREOF, the undersigned has executed this extension this __th day of _____, 2012.

HOLDER [FILL IN NAME]__________________

By: Name: Title:

AGREED AND ACCEPTED:

GENESIS BIOPHARMA, INC.

By: Name: Title: